STRICTLY PRIVATE AND CONFIDENTIAL Registration Statement Nos. 333 - 270004 and 333 - 270004 - 01 Dated June 3, 2025 Rule 424(b)(3) Index supplement to underlying supplement no. 8 - I dated April 13, 2023 and the prospectus and prospectus supplement, each dated April 13, 2023 June 2025 J.P. Morgan Kronos US Equity (JPUSKRSP) Index

CONFIDENTIAL FOR BROKER - DEALER USE ONLY IMPORTANT INFORMATION The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any offering document, the offering document shall govern . USE OF HYPOTHETICAL BACKTESTED RETURNS Any backtested historical performance and weighting information included herein is hypothetical . The constituent may not have traded in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant differences between hypothetical backtested performance and actual subsequent performance . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment in notes referencing the Index . J . P . Morgan provides no assurance or guarantee that notes linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2024 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . 1

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Executive summary The J.P. Morgan Kronos US Equity (JPUSKRSP) Index (“the Index”) attempts to provide a dynamic exposure to the S&P 500 ® Price Index (“the S&P 500”) based on the following principles: The Index does not reflect the reinvestment of dividends and is subject to a daily deduction of 0.35% per annum J.P. Morgan Kronos US Equity (JPUSKRSP) Index Note: Past performance is no guarantee of future performance. There can be no assurance that any strong performance, momentum , o r mean - reversion will be observed regularly or at all in the future on the monthly cycle indicated by the Index Strong historical performance around the turn of the month Historical price momentum ahead of index options’ expiry Historical mean reversion at month - end 2

CONFIDENTIAL FOR BROKER - DEALER USE ONLY J.P. Morgan Kronos US Equity (JPUSKRSP) Index would have outperformed over a 70Y+ horizon Maximum drawdown Annualized volatility Annualized return Index - 56.78% 16.05% 7.80% S&P 500 ® Price Index - 62.02% 19.02% 10.64% J.P. Morgan Kronos US Equity (JPUSKRSP) Index Hypothetical backtested and actual performance HYPOTHETICAL BACKTESTED AND ACTUAL PERFORMANCE (JUL 1954 – MAY 2 025) HYPOTHETICAL BACKTESTED AND ACTUAL PERFORMANCE STATISTICS (JUL 1 954 – MAY 2025) Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the ac tua l performance of the S&P 500 ® Price Return Index from June 21, 1954 through Jun 11, 2021 and the actual performance of the Index thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting inc lud ing a discussion of certain limitation of backtesting and simulated returns. 10 100 1,000 10,000 100,000 1,000,000 1954 1957 1960 1963 1966 1969 1972 1975 1978 1981 1984 1987 1990 1993 1996 1999 2002 2005 2008 2011 2014 2017 2020 2023 J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500® Price Index 3

CONFIDENTIAL FOR BROKER - DEALER USE ONLY J.P. Morgan Kronos family Chronology J.P. Morgan launches initial J.P. Morgan Kronos U.S. Equity Aggregate Index (Series 1) (USD) J.P. Morgan launches the J.P. Morgan Kronos U.S. Equity Aggregate Index (Series 2) (USD), adding turn - of - month effect J.P. Morgan launches fund in Japan linked to the J.P. Morgan Kronos JPY Index (Series 1) J.P. Morgan launches J.P. Morgan Kronos+ Index in U.S. structured investments market Jun 2013 Sep 2015 Nov 2019 Dec 2020 J.P. MORGAN KRONOS FAMILY TIMELINE J.P. Morgan launches J.P. Morgan Kronos US Equity (JPUSKRSP) Index and J.P. Morgan Kronos ℠ US Equity (JPUSKRSE) Excess Return Index June 2021 4

CONFIDENTIAL FOR BROKER - DEALER USE ONLY The turn - of - month effect Historically, the S&P 500’s performance has been better the first few and last few days of the month than for the rest. Some hav e attributed this to: month - end portfolio adjustments by institutions distributions from pensions and other retirement accounts that are immediately reinvested monthly investments by retail mutual fund investors through Systematic Investment Plans However, other factors may be responsible for this effect — there can be no assurance that any factor will persist or cause this e ffect in the future. Index design principles HISTORICAL RETURN STATISTICS BY DAY - OF - MONTH FOR THE S&P 500 ® PRICE INDEX (JUL 1954 – DEC 2024) Last 2 trading days of the month Middle of the month First 4 trading days of the month 20.04% 2.20% 24.76% Annualized return 54% 52% 56% % of daily returns that are positive Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the ac tua l performance of the S&P 500 ® Price Return Index and any dividends on its underlying components from December 21, 1987 through December 31 2024. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS . 5

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Momentum into monthly options expiry Source: J.P. Morgan. “Average daily returns for months in which the momentum signal was positive” are compound average daily ret urns of the S&P 500 ® Price Index on the specified days in months in which the S&P 500 ® Price Index return during the period from the trading day following the prior options expiry to the 4 th trading day prior to the options expiry (the “relevant period”) is positive; “Average daily returns for months in which the momentum signal was negative” are compound average daily returns of the S&P 500 ® Price Index on the specified days in months in which the S&P 500 ® Price Index return during the period from the trading day following the prior options expiry to the 4 th trading day prior to the options expiry (the “relevant period”) is negative. 1 Specifically, the least - squares regression from July 1983 to July 2021 of the trailing 4 - trading day return as of the Monday fo llowing the third (3rd) Friday of the month (or if such Monday is a holiday, the prior trading day) against the return from the Monday following the third (3rd) Friday of the prior month to the trading day that is 5 trading days before the Monday following the third (3rd) Friday, has a slope of 11% and an intercept of 0%. Hypothetical or simulated performance results have certain inherent limitations. No re pre sentation is made that profits or losses similar to those which may be shown herein will be achieved. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS . It is not possible to invest directly in an Index. 0.07% 0.08% 0.02% - 0.08% - 0.19% - 0.08% - 0.10% - 0.17% -0.25% -0.20% -0.15% -0.10% -0.05% 0.00% 0.05% 0.10% 0.15% 2 days before 1 days before Options expiry 1 day after Average daily returns for months in which the momentum signal was positive Average daily returns for months in which the momentum signal was negative Historically, the S&P 500’s return has exhibited momentum in the third week of the month (prior to the scheduled monthly opti ons expiry): this week’s return is on average approximately 11% of the return in the prior three weeks 1 Since this effect is only visible in the data since 1983, when the CBOE first listed S&P 500 ® index options, some have theorized this could be due to systematic call overwriting However, other factors may be responsible for this effect — there can be no assurance that any factor will persist or cause this e ffect in the future. S&P 500 ® INDEX COMPOUND AVERAGE RETURN ON DAYS NEAR MONTHLY OPTIONS EXPI RY DATES (JUL 1983 – DEC 2024) 6

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Mean reversion into month - end Historically, the S&P 500’s return has exhibited mean reversion in the last week of the month: this week’s return is on average approximately - 12% of the return in the prior weeks 2 Some theories speculate this might be due to month - end rebalancing flows from institutional investors targeting fixed portfolio weights However, other factors may be responsible for this effect — there can be no assurance that any factor will persist or cause this e ffect in the future. Index design principles 2 Specifically, the least - squares regression from July 1954 to December 2020 of the trailing 6 - trading day return as of month - end against the return from the prior month - end to the trading day that is 6 trading days before month - end, has a slope of - 12% and an intercept of 0%. S&P 500 closing price is lower S&P 500 closing price is higher 50% long S&P 500 150% leveraged long S&P 500 S&P 500 closing price on the prior month - end 7

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Index construction J.P. Morgan Kronos US Equity (JPUSKRSP) Index Month - end Six trading days before the last trading day of the month, if the prior day’s S&P 500 level is: Above its closing price on the prior month - end, then the Index allocates 50% long exposure to the S&P 500 until close of the day 2 days prior to month - end, then provides 100% (unleveraged) exposure to the S&P 500 (due to overlap with the turn - of - month) Below its closing price on the prior month - end, the Index provides a 150% leveraged long exposure to the S&P 500 At month - end, the Index rebalances into (or maintains) its 150% leveraged start - of - month allocation Turn - of - month For the first 4 trading days of each month, the Index provides a 150% leveraged long exposure to the S&P 500 Options expiry Three trading days before the 3 rd Friday of the month (the customary monthly S&P 500 index options expiry), if the prior day’s S&P 500 level is: Above its last closing price after the prior expiry, then the Index provides a 150% leveraged long exposure to the S&P 500 through the close of the first trading day following the 3 rd Friday of the month Below its last closing price after the prior expiry, then the Index allocates to 50% long exposure to the S&P 500 The Index reverts this allocation at the close of the first trading day following such 3 rd Friday Rest of the month Otherwise, the Index provides 100% (unleveraged) exposure to the S&P 500 The Index is subject to a daily deduction of 0.35% per annum, even when the Index provides 50% exposure to the S&P 500. The n oti onal financing cost is deducted only when 150% long exposure is provided 8

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Example Month – Index Construction 0 0 0 1 1 1 1 1 2 2 2 95 97 99 101 103 105 107 109 111 113 115 12/31 1/2 1/3 1/4 1/7 1/8 1/9 1/10 1/11 1/14 1/15 1/16 1/17 1/18 1/22 1/23 1/24 1/25 1/28 1/29 1/30 J.P. Morgan Kronos US Equity (JPUSKRSP®) Index exposure S&P 500® Price Index J.P. Morgan Kronos US Equity (JPUSKRSP®) Index Mean reversion: SPX price above previous month’s close, 50% market exposure Momentum: SPX price above previous month’s option expiry, 150% market exposure Turn - of - month: 150% exposure 100% Market Exposure 150% Market Exposure 50% Market Exposure Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the ac tua l performance of the S&P 500 ® Price Return Index from June 21, 1954 through Jun 11, 2021 and the actual performance of the Index thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. HISTORICAL BACKTESTED EXPOSURE (DEC 2018 – JAN 2019) 9

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Its outperformance has been most pronounced in the past 20 years All Hist. ann. 10Y ann. 5Y ann. 3Y ann. 1Y ann. Index 6.80% 10.85% 14.18% 12.40% 12.92% S&P 500 ® Price Index Return 19.35% 18.47% 17.78% 17.82% 19.67% Volatility 8.85% 12.85% 15.93% 14.12% 14.44% S&P 500 ® Total Return Index Return 19.35% 18.47% 17.78% 17.82% 19.66% Volatility 11.85% 15.12% 13.69% 7.26% 1.31% J.P. Morgan Kronos US Equity (JPUSKRSP) Index Return 22.82% 21.71% 20.85% 20.90% 23.73% Volatility Hypothetical backtested and actual performance HYPOTHETICAL BACKTESTED AND ACTUAL PERFORMANCE (JUL 2001 – MAY 2 025) HYPOTHETICAL BACKTESTED AND ACTUAL PERFORMANCE STATISTICS (JUL 2 001 – MAY 2025) Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and actual index performance thereafter. Volatility is defined as the annualized standard deviatio n o f daily logarithmic returns over the time period above. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 10 100 1,000 10,000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Live J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500® Price Index S&P 500® Total Return Index 10

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Its outperformance has been most reliable in the past 10 years Hypothetical backtested and actual performance Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and actual index performance thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. … in past 5Y … in past 10Y … in past 20Y … in past 30Y … in past 50Y … since inception 1Y holding periods ending… 1262 2521 5037 7554 12608 17488 Number of periods 14.63% 11.73% 9.47% 10.03% 9.98% 8.80% Average S&P 500 return 21.54% 17.38% 15.59% 15.13% 13.82% 12.18% Average JPUSKRSP Index backtested return 60.22% 73.19% 78.56% 76.34% 66.28% 66.03% % of periods in which JPUSKRSP Index outperformed 14.46% 9.22% 8.93% 8.35% 8.18% 7.23% Average outperformance - 4.52% - 4.11% - 4.16% - 5.39% - 4.70% - 4.09% Average underperformance 3Y holding periods ending… 1262 2521 5037 7554 12608 16984 Number of periods 38.03% 36.74% 27.98% 31.37% 29.78% 26.61% Average S&P 500 return 73.41% 61.32% 52.30% 49.48% 44.47% 39.46% Average JPUSKRSP Index return 73.77% 85.80% 88.70% 76.75% 64.88% 64.61% % of periods in which JPUSKRSP Index outperformed 50.44% 29.74% 28.03% 26.05% 27.18% 24.07% Average outperformance - 6.99% - 6.56% - 4.82% - 8.16% - 8.40% - 7.65% Average underperformance 5Y holding periods ending… 1261 2520 5036 7553 12607 16479 Number of periods 74.23% 71.54% 45.17% 57.30% 53.84% 48.48% Average S&P 500 return 154.83% 130.84% 95.64% 91.42% 84.01% 74.54% Average JPUSKRSP Index return 100.00% 100.00% 100.00% 83.36% 69.91% 67.46% % of periods in which JPUSKRSP Index outperformed 80.60% 59.29% 50.47% 44.39% 48.33% 43.84% Average outperformance #N/A #N/A #N/A - 17.27% - 12.03% - 10.78% Average underperformance RELATIVE BACKTESTED PERFORMANCE BY HOLDING PERIOD (JUL 1954 – DE C 2024) 11

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Its outperformance has been most reliable in the past 10 years Hypothetical backtested and actual performance Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and actual index performance thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. … in past 5Y … in past 10Y … in past 20Y … in past 30Y 1Y holding periods ending… 1261 2520 5036 7553 Number of periods 16.53% 13.82% 11.63% 12.14% Average S&P 500 Total Return Index return 21.55% 17.39% 15.59% 15.13% Average JPUSKRSP Index backtested return 53.45% 58.13% 67.95% 66.37% % of periods in which JPUSKRSP Index outperformed 14.11% 9.14% 7.88% 7.31% Average outperformance - 5.41% - 4.17% - 4.35% - 5.51% Average underperformance 3Y holding periods ending… 1262 2521 5037 7554 Number of periods 45.42% 44.81% 35.76% 39.32% Average S&P 500 Total Return Index return 73.45% 61.34% 52.31% 49.48% Average JPUSKRSP Index return 68.30% 72.63% 75.78% 64.36% % of periods in which JPUSKRSP Index outperformed 46.35% 25.85% 23.88% 22.68% Average outperformance - 11.44% - 8.21% - 6.40% - 12.43% Average underperformance 5Y holding periods ending… 1262 2521 5037 7554 Number of periods 90.87% 89.25% 60.26% 74.04% Average S&P 500 Total Return Index return 154.80% 130.83% 95.65% 91.43% Average JPUSKRSP Index return 100.00% 96.19% 94.00% 73.58% % of periods in which JPUSKRSP Index outperformed 63.93% 43.35% 37.79% 35.19% Average outperformance #N/A - 3.15% - 2.26% - 32.18% Average underperformance RELATIVE BACKTESTED PERFORMANCE BY HOLDING PERIOD (JAN 1988 – DEC 2024) 12

CONFIDENTIAL FOR BROKER - DEALER USE ONLY The Index would have delivered positive performance in 3 out of the last 5 S&P 500 down years J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500 ® Total Return Index S&P 500 ® Price Index Year 43.76% 38.06% 1958 15.51% 8.48% 1959 - 3.59% - 2.97% 1960 33.04% 23.13% 1961 - 12.06% - 11.81% 1962 22.05% 18.89% 1963 15.55% 12.97% 1964 7.82% 9.06% 1965 - 15.82% - 13.09% 1966 22.49% 20.09% 1967 5.91% 7.66% 1968 - 15.46% - 11.36% 1969 - 4.47% 0.10% 1970 15.35% 10.79% 1971 16.02% 15.63% 1972 - 15.12% - 17.37% 1973 - 37.24% - 29.72% 1974 25.40% 31.55% 1975 19.21% 19.15% 1976 - 9.44% - 11.50% 1977 - 1.30% 1.06% 1978 12.81% 12.31% 1979 J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500 ® Total Return Index S&P 500 ® Price Index Year 27.75% 25.77% 1980 - 14.21% - 9.73% 1981 15.53% 14.76% 1982 25.05% 17.27% 1983 4.08% 1.40% 1984 30.14% 26.33% 1985 14.55% 14.62% 1986 35.55% 2.03% 1987 31.03% 12.40% 1988 25.87% 31.69% 27.25% 1989 - 3.83% - 3.10% - 6.56% 1990 17.17% 30.47% 26.31% 1991 0.50% 7.62% 4.46% 1992 5.14% 10.08% 7.06% 1993 - 8.43% 1.32% - 1.54% 1994 36.93% 37.58% 34.11% 1995 25.53% 22.96% 20.26% 1996 36.29% 33.36% 31.01% 1997 13.16% 28.58% 26.67% 1998 19.15% 21.04% 19.53% 1999 - 5.60% - 9.10% - 10.14% 2000 - 0.10% - 11.89% - 13.04% 2001 Hypothetical backtested and actual performance J.P. Morgan Kronos US Equity (JPUSKRSP) Index S&P 500 ® Total Return Index S&P 500 ® Price Index Year - 12.19% - 22.10% - 23.37% 2002 28.50% 28.68% 26.38% 2003 16.89% 10.88% 8.99% 2004 9.95% 4.91% 3.00% 2005 16.71% 15.79% 13.62% 2006 10.25% 5.49% 3.53% 2007 - 46.34% - 37.00% - 38.49% 2008 36.86% 26.46% 23.45% 2009 28.48% 15.06% 12.78% 2010 10.34% 2.11% 0.00% 2011 18.74% 16.00% 13.40% 2012 43.53% 32.39% 29.60% 2013 7.25% 13.69% 11.39% 2014 3.93% 1.38% - 0.73% 2015 10.69% 11.96% 9.54% 2016 23.59% 21.83% 19.42% 2017 3.42% - 4.38% - 6.24% 2018 32.25% 31.49% 28.88% 2019 53.87% 18.40% 16.26% 2020 34.66% 28.71% 26.89% 2021 - 28.46% - 18.11% - 19.44% 2022 28.43% 26.29% 24.23% 2023 17.12% 25.02% 23.31% 2024 ANNUAL BACKTESTED INDEX PERFORMANCE COMPARISON (1958 – 2024) Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from June 21, 1954 through December 31, 2024. S&P 500 ® Total Return Index annual returns only provided from 1989, as the index was launched on Sep 11, 1989 with backtesting back to Jan 4, 1988. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated return 13

CONFIDENTIAL FOR BROKER - DEALER USE ONLY The Index would have generated strong returns on an absolute basis Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan - 5.60% 1.76% - 7.78% - 1.12% - 5.13% 7.57% - 0.87% 4.10% - 5.51% - 3.23% 14.99% 1.49% - 9.46% 2000 - 0.10% 1.30% 11.30% 3.07% - 6.40% - 8.71% - 0.78% - 0.64% 5.28% 8.94% - 3.14% - 9.79% 1.84% 2001 - 12.19% - 8.85% 6.87% 9.57% - 11.79% 3.27% 2.72% - 7.77% - 0.98% - 7.56% 6.75% - 2.78% 0.33% 2002 28.50% 5.67% 0.91% 6.43% 0.38% 1.33% 1.92% 1.41% 3.15% 10.16% 1.01% - 1.46% - 4.78% 2003 16.89% 3.37% 4.75% 3.26% 1.54% - 1.05% - 3.61% 1.81% 2.73% - 1.97% 0.86% 0.52% 3.83% 2004 9.95% 0.29% 4.99% - 3.18% 1.79% - 0.98% 3.36% 1.20% 4.14% - 0.27% - 1.49% 1.69% - 1.69% 2005 16.71% 1.91% 2.50% 4.20% 1.59% 2.20% 0.69% - 0.03% - 1.67% 1.84% 1.19% - 1.09% 2.36% 2006 10.25% 0.28% - 1.71% 1.73% 2.48% 1.01% 0.07% - 4.11% 5.02% 5.07% 0.34% - 1.06% 1.05% 2007 - 46.34% - 2.96% - 5.57% - 18.24% - 11.94% 1.43% - 4.45% - 8.76% 3.03% 3.75% - 4.61% - 5.98% - 4.05% 2008 36.86% 2.13% 6.25% 1.37% 4.33% 5.39% 7.61% - 1.26% 8.66% 10.45% 7.63% - 13.27% - 4.95% 2009 28.48% 8.55% 2.55% 5.06% 11.23% - 5.71% 8.94% - 5.69% - 7.90% 2.75% 7.05% 1.82% - 1.16% 2010 10.34% 0.98% 4.37% 9.73% - 6.74% - 4.37% 0.16% - 2.52% - 1.86% 4.10% 0.06% 5.00% 2.07% 2011 18.74% 0.79% 1.27% - 0.62% 4.40% 2.70% - 0.83% 3.07% - 7.00% 0.39% 2.28% 5.51% 6.03% 2012 43.53% 0.05% 3.25% 5.34% 3.89% - 2.13% 6.56% 1.23% 3.38% 2.20% 4.29% 2.44% 6.55% 2013 7.25% - 3.16% 2.74% 3.10% - 1.31% 2.26% - 0.67% 3.00% 2.24% - 0.60% 1.21% 3.89% - 5.24% 2014 3.93% - 0.88% 1.20% 9.71% - 4.85% - 1.86% 1.77% - 2.52% 1.66% 0.76% - 1.53% 7.01% - 5.54% 2015 10.69% 2.24% 2.70% - 2.76% - 0.30% - 0.12% 3.82% 0.80% 2.19% - 0.46% 9.17% - 2.00% - 4.42% 2016 23.59% 1.02% 2.60% 2.62% 1.77% 1.46% 2.06% 0.95% 1.44% 0.68% 0.68% 4.25% 1.88% 2017 3.42% - 7.20% 5.21% - 6.85% 0.54% 2.89% 4.06% 2.36% 3.48% 1.40% - 1.58% - 7.23% 7.70% 2018 32.25% 2.63% 3.99% 0.88% 2.57% - 3.45% 1.49% 9.82% - 8.68% 4.15% 3.15% 3.92% 9.15% 2019 53.87% 4.21% 13.25% - 1.35% - 2.56% 7.51% 6.75% 4.66% 3.68% 12.59% 0.70% - 5.12% 1.26% 2020 34.66% 4.31% 0.85% 9.18% - 4.86% 3.28% 1.23% 1.71% 1.69% 6.25% 2.54% 3.77% 0.80% 2021 - 28.46% - 10.62% 3.18% 8.99% - 10.90% - 4.84% 10.54% - 8.61% 4.55% - 12.37% - 1.19% - 1.55% - 6.76% 2022 28.43% 4.29% 11.42% - 1.13% - 6.20% - 1.86% 2.41% 7.99% - 2.22% 2.04% 6.06% - 2.62% 6.56% 2023 17.12% - 3.71% 5.90% - 1.12% 0.03% - 2.19% 1.93% 3.83% 7.22% - 4.65% 3.06% 5.47% 0.94% 2024 - 3.74% 6.74% - 1.37% - 9.31% - 1.01% 1.85% 2025 Hypothetical backtested and actual performance Source: J.P. Morgan. Historical performance measures for the Index represent hypothetical backtested performance using the ac tua l performance of the S&P 500 ® Price Return Index from June 21, 1954 through June 11, 2021 and actual index performance thereafter. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a dis cussion of certain limitation of backtesting and simulated returns. HYPOTHETICAL BACKTESTED AND ACTUAL MONTHLY AND ANNUAL RETURNS (J AN 2000 – MAY 2025) 14

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Selected risks associated with the Index Our affiliate, J.P. Morgan Securities plc (“JPMS plc”), is the sponsor and calculation agent of the Index and may adjust the Ind ex in a way that affects its level — Policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Inde x and the value of your investment. JPMS plc may have interests adverse to your interests as an investor in notes linked to the Index, and JPMS plc i s u nder no obligation to consider your interests. The level of the Index will include the deduction of a fee of 0.35% per annum and, in some circumstances, a notional financin g c ost based on the Effective Federal Funds Rate — This index fee and, when the exposure to the S&P 500 Index (the “Constituent”) is leveraged, the notional financing cost will b e deducted daily. As a result of the deduction of this index fee and, when applicable, the notional financing cost, the level of the Index will trail the value of a hypothetical identically constituted synthetic portfolio from which no such fee or cost is deducted, assuming that the rates und erlying the notional financing cost remain positive. JPMorgan Chase & Co. is currently one of the companies that make up the Constituent — JPMC will not, however, have any obligation to consider your interests in taking any corporate action that might affect the level of the Constituent. There are risks associated with the Index’s turn - of - month strategy — No assurance can be given that the turn - of - the - month strategy will be successful or that it will outperform any alternative strategy. There are risks associated with the Index’s option expiry momentum strategy — No assurance can be given that the options expiry momentum strategy will be successful or that it will outperform any alternative strategy. There are risks associated with the Index’s mean reversion strategy — No assurance can be given that the month - end mean reversion strategy will be successful or that it will outperform any alternative strategy. The Index’s strategies are applied during only a portion of each month — Each of the Index’s strategies is implemented over only a limited number of days in a calendar month as described above. Outside of these limited number of days, the Index will track 100% of the performance o f t he Constituent (subject to the deduction of the index fee) and will not benefit from the application of any strategy. The Index may underperform the Consti tue nt due to the limited application of the strategies along with the deduction of the index fee and, when applicable, the notional financing cost. 15

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Selected risks associated with the Index The Index may be adversely affected by an overlap between its turn - of - the - month strategy and its month - end mean reversion strate gy — During the final two Index Business Days of each month, the turn - of - the - month strategy and the month - end mean revision strategy are both applicab le, subject to a maximum exposure to the Constituent of 150%. As a result, the exposure to the Constituent may be higher or lower than would have bee n t he case had only one of those strategies been applied and the performance of the Index may be worse than if only one strategy were applied or no maximum ex pos ure limit were applied. The Index may be significantly uninvested in the Constituent — The level of the Constituent may increase significantly while the exposure of the Index to the Constituent is 50%, but the Index will benefit from only 50% of any such increase. The index fee is deducted daily at a rate of 0.35% per annum, even when the Index provides only 50% exposure to the Constituent. The Constituent of the Index may be replaced by a substitute index in certain extraordinary events — Changing a Constituent may affect the performance of the Index, and therefore, the return on an investment, as the replacement Constituent may perform significantly better or wor se than the original Constituent. The notional cash return will be negatively affected if the underlying interest rate is negative — If the Effective Federal Funds Rate becomes negative, when the exposure to the Constituent is 0%, the notional cash return will have a negative effect on the performance of the Index a nd therefore the value of the notes. Other key risks: The Index, which was established on June 11, 2021, has a limited operating history and may perform in unanticipated ways. The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled o r i n which any person has any ownership interest. The Index may not be successful or outperform any alternative strategy that might be employed in respect of the Constituents. The Effective Federal Funds Rate is affected by a number of factors and may be volatile. The method pursuant to which the Effective Federal Funds Rate is determined may change, and any such change may adversely aff ect the value of notes linked to the Index. The risks identified above are not exhaustive. You should also carefully review the related “Risk Factors” section in the rel eva nt product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. 16

CONFIDENTIAL FOR BROKER - DEALER USE ONLY Disclaimers The Index is not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services, LLC, a subsidiary of The McGr aw - Hill Companies, Inc., (“ S&P ”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or impl ied, to any investor in an instrument linked to the Index or any member of the public regarding the advisability of investing in securities generally or in financial instruments linked to the Index particularly or the ability of the S&P 500 ® Price Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P and the third party l ice nsors and of the S&P 500 ® Price Index which is determined, composed and calculated by S&P or its third party licensors without regard to JPMorgan Chase & Co., the Index or any instruments linked to the Index. S&P and its third party licensors have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the instruments or counterparties to transactions linked to the Index into consideration in determining, composing or calculating th e S&P 500 ® Price Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the timing of i ssu ance or sale, prices, or quantities of instruments or transactions linked to the Index or in the determination or calculation of the Index Level or eq uat ion by which any instruments or transactions linked to any Index is to be converted into cash. S&P has no obligation or liability in connection with the a dmi nistration, marketing or trading of the any instrument or transaction linked to the Index. NEITHER S&P AND ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500 ® PRICE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500 ® PRICE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. “Standard & Poor’s,” “S&P” and “S&P 500” are trademarks of Standard & Poor’s and have been licensed for use by J.P. Morgan Se cur ities LLC and sub - licensed for use by JPMorgan Chase & Co. 17